                                                                    EXHIBIT 10.3

                        TD AMERITRADE HOLDING CORPORATION

                          1996 LONG-TERM INCENTIVE PLAN

                            NOTICE OF GRANT OF OPTION

      Unless otherwise defined herein, the terms defined in the 1996 Long-Term Incentive Plan (the "Plan") will have the same defined meanings in this Notice of Grant of Option (the "Notice of Grant") and Terms and Conditions of Option Grant, attached hereto as Exhibit A (together, the "Agreement").

      PARTICIPANT:                               Fredric J. Tomczyk

      Participant has been granted an Option to purchase Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

      Date of Grant                               May 15, 2008

      Vesting Commencement Date                   October 1, 2008

      Number of Shares Granted                    1,150,000

      Exercise Price per Share                    $18.21

      Total Exercise Price                        $20,941,500.00

      Type of Option                              Non-Statutory Stock Option

      Term/Expiration Date                        May 15, 2018

      Vesting Schedule:

      Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

      Twenty-five percent (25%) of the Shares subject to the Option will vest twelve (12) months after the Vesting Commencement Date, and thereafter an additional twenty-five percent (25%) shall vest on each yearly anniversary of the Vesting Commencement Date, subject to Participant continuing to be an Employee and/or Director through each such date. As provided in Section 4(c) of the Participant's written employment agreement (the "Employment Agreement"), if the Participant does not become the Chief Executive Officer of the Company as of October 1, 2008, then this Option shall be immediately forfeited and none of the Shares subject to the Option shall ever have become vested and/or exercisable.

      Termination Period:

      This Option will be exercisable for three (3) months after Participant ceases to be an Employee and/or Director, unless such termination is due to Participant's death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be an Employee and/or Director. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13.1 of the Plan.

      By Participant's signature and the signature of the Company's representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT                              TD AMERITRADE HOLDING CORPORATION

/s/ FRED TOMCZYK                         /s/ JOSEPH H. MOGLIA
---------------------------------        --------------------------------
Signature                                By

Fred Tomczyk                             Chief Executive Officer
---------------------------------        --------------------------------
Print Name                               Title

Address:

---------------------------------

---------------------------------

                                    EXHIBIT A

                      TERMS AND CONDITIONS OF OPTION GRANT

      1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (the "Participant") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 15.3 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

      2. Vesting Schedule. Except as otherwise provided in the Notice of Grant and Section 3, 4 and 5 of this Agreement, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously an Employee and/or Director from the Date of Grant until the date such vesting occurs.

      3. Death or Disability. In the event that the Participant ceases to be an Employee and/or Director due to his death or Disability, then notwithstanding anything in the LTIP or this Agreement to the contrary, (1) the Shares subject to the Option will become fully vested, and the Option will become fully exercisable, as of the date of termination, and (2) the Participant shall have at least twelve months after termination of employment to exercise such vested Option (subject to the ten year term of the Option).

      4. Retirement. In the event that the Participant ceases to be an Employee and/or Director due to his Retirement (as defined below), then notwithstanding anything in the LTIP or this Agreement to the contrary, (1) the Shares subject to the Option will not be forfeited upon such termination and instead become exercisable pursuant to the Vesting Schedule set forth in the Notice of Grant, regardless of whether or not the Participant is then employed by the Company, and (2) the Participant shall have at least twelve months after the date the Option has become fully exercisable pursuant to this Section to exercise such Option (subject to the ten year term of the Option). For the purposes of this Option, "Retirement" shall mean a termination of employment for any reason, other than "Cause" (as defined in Section 12(b) of the Employment Agreement), after attaining age fifty-five (55) and after having at least ten (10) years of continuous service with the Company.

      5. Termination without Cause or Resignation for Good Reason. In the event that the Participant ceases to be an Employee and/or Director due to his termination by the Company without Cause or if the Participant resigns for Good Reason (both pursuant to the terms and conditions of Section 8(a) of the Employment Agreement), then notwithstanding anything in the LTIP or this Agreement to the contrary, (1) the Shares subject to the Option will not be forfeited upon such termination and instead become exercisable pursuant to the Vesting Schedule set forth in the Notice of Grant, regardless of whether or not the Participant is then employed by the Company, and (2) the Participant shall have at least twelve months after the date the Option has become fully exercisable pursuant to this Section to exercise such Option (subject to the ten year term of the Option).

      6. Board and Committee Discretion. The Board or the Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Board or the Committee.

      7. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

            This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the "Exercise Notice") or in a manner and pursuant to such procedures as the Board or the Committee may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

      8. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

            (a) cash;

            (b) check;

            (c) through a net exercise program implemented by the Company in connection with the Plan;

            (d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

            (e) surrender of other Shares which meet the conditions established by the Committee to avoid any adverse financial accounting consequences.

      9. Tax Obligations.

            (a) Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Board or the Committee) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Board or the Committee in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations through the surrender of Shares which Participant already owns, or by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (b) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per share exercise price that is determined by the Internal Revenue Service (the "IRS") to be less than the fair market value of a share of common stock on the date of grant (a "Discount Option") may be considered "deferred compensation." A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option,
(ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant's costs related to such a determination.

      10. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

      11. No Guarantee of Continued Employment or Service as a Director. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AND/OR DIRECTOR AT THE WILL OF THE COMPANY (OR THE RELATED ENTITY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY (OR THE RELATED ENTITY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

      12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company in care of its Chief Human Resources Officer, at 4211 South 102nd Street, Omaha, Nebraska 68127, or at such other address as the Company may hereafter designate in writing.

      13. Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

      14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

      15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

      16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

      17. Board or Committee Authority. The Board or the Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Board or the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board or the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

      18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant's consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

      19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

      20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

      21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

      22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

      23. Governing Law. This Agreement will be governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof. The Participant agree that any and all disputes arising out of the terms of this Agreement, their interpretation and any of the matters herein released, will be subject to binding arbitration in Jersey City, New Jersey before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the New Jersey Rules of Civil Procedure. The Company and the Participant agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. THE COMPANY AND THE PARTICIPANT HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Company and the Participant and the subject matter of their dispute relating to Participant's obligations under this Agreement.

                                    EXHIBIT B

                        TD AMERITRADE HOLDING CORPORATION

                          1996 LONG-TERM INCENTIVE PLAN

                                 EXERCISE NOTICE

TD AMERITRADE Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

Attention:  Chief Human Resources Officer

      1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Stock of TD AMERITRADE Holding Corporation (the "Company") under and pursuant to the 1996 Long-Term Incentive Plan (the "Plan") and the Stock Option Agreement dated ________ (the "Agreement"). The purchase price for the Shares will be $_____________, as required by the Agreement.

      2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

      3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

      4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section
5.3 of the Plan.

      5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      6. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of New York.

Submitted by:                              Accepted by:

PURCHASER                                  TD AMERITRADE HOLDING CORPORATION

-----------------------------              -----------------------------------
Signature                                  By

-----------------------------              -----------------------------------
Print Name                                 Its

Address:

-----------------------------

-----------------------------

                                           Date Received
                                           -----------------------------------